UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 1, 2010

WORLD HEART CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-28882	52-2247240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4750 Wiley Post Way, Suite 120, Salt Lake City, Utah	84116
(Address of principal executive offices)	(Zip Code)

(801) 355-6255

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 4, 2010, World Heart Corporation (“WorldHeart”) issued a press release announcing that effective January 1, 2010, it has changed its jurisdiction of incorporation from the federal jurisdiction of Canada to the State of Delaware in the United States of America (the “Reincorporation”) through a plan of arrangement (the “ Arrangement”).  A copy of this press release is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The Arrangement, including the Reincorporation, was approved by the shareholders of WorldHeart at the special meeting of shareholders held on September 17, 2009 and the final order approving the Arrangement was issued by the Ontario Superior Court of Justice on September 23, 2009.  As a result of Reincorporation, WorldHeart became a Delaware corporation and adopted the Certificate of Incorporation and By-laws as approved by the shareholders of WorldHeart as part of the Arrangement at the special meeting of shareholders.

The Reincorporation did not result in any change to WorldHeart’s name, ticker symbol, CUSIP number, business, management, executive officers, assets, liabilities or net worth.

Additional information about the Arrangement, the Reincorporation and a comparison of the rights of stockholders of Canada and Delaware can be found in WorldHeart’s proxy statement, filed with the Securities and Exchange Commission on August 18, 2009.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1  Press Release, dated January 4, 2010, regarding the change of jurisdiction of incorporation of World Heart Corporation from Canada to the State of Delaware

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2010

WORLD HEART CORPORATION

	By:	/s/ Morgan R. Brown

	Name:	Morgan R. Brown
	Title:	Executive Vice President and Chief Financial Officer